Exhibit 99.1

Forestar Financial Information

as presented in the Segment Information tables

in D.R. Horton's Q1 FY 2019 press release issued 1/25/19

	December 31, 2018	September 30, 2018
	(In millions)
Assets
Cash and cash equivalents	$154.2	$318.8
Restricted cash	16.1	16.2
Residential land and lots – developed, under development and held for development	693.2	498.0
Deferred income taxes, net	25.5	26.9
Property and equipment, net	1.8	1.8
Other assets	27.9	31.4

	$918.7	$893.1

Liabilities
Accounts payable	$7.4	$11.2
Accrued expenses and other liabilities	120.4	95.7
Notes payable	112.9	111.7

	$240.7	$218.6

	Three Months Ended December 31, 2018	For the Period from October 5, 2017 to December 31, 2017
	(In millions)
Revenues.	$38.5	$30.8
Cost of sales	30.7	19.3
Selling, general and administrative expense	5.7	13.6
Gain on sale of assets	(0.9)	—
Interest expense	—	2.1
Other (income) expense	(1.9)	(8.2)

Income before income taxes	$4.9	$4.0

Summary Cash Flow Information:
Cash used in operating activities	$(164.1)	$(36.2)